AMENDMENT 3 TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 (“Agreement”) is made and entered into this 1st day of September 2015 to a STOCK PURCHASE AGREEMENT (the “Purchase Agreement”), dated as of 31 October 2014, and as amended on __ July 2015, by and among (i) DOVI BRUKER, an individual (“Bruker” or the “Majority Globisens Shareholder”) and the other minority Globisens Shareholders (each a “Minority Globisens Shareholder” and collectively, the “Minority Globisens Shareholders”); (ii) GLOBISENS LTD., a corporation organized under the laws of the State of Israel (“Globisens” or the “Company”); and (iii) BOXLIGHT CORPORATION (formerly, LOGICAL CHOICE CORPORATION, a Nevada corporation (“LCC” or the “Buyer”).

1. Section 1.3(a) and Section 1.3(b) of the Purchase Agreement is deleted in its entirety and is replaced by the following Section 1.3(a) and Section 1.3(b):

“1.3 Purchase Price and Payment. The Purchase Price shall be payable to the Globisens Shareholders in full on the Closing Date as follows:

(a) The sum of Two Million Five Hundred Thousand ($2,500,000) Dollars (“Closing Cash Consideration”) shall be paid at Closing in cash by wire transfer of immediately available funds to the accounts designated by each Globisens Shareholder (which shall be distributed among such shareholders according to Annex A hereto)according to their Pro Rata Entitlement ; it being understood by the Parties that (i) the Closing Cash Consideration shall be paid out of the net proceeds of the “Buyer IPO” described below and (ii) Buyer shall at all times, ensure sufficient funds to be paid upon exercise of the Put Option (described below); and

(b) At Closing the Buyer shall delivery and transfer to each of the Globisens Shareholders his or its applicable “Pro Rata Entitlement” for an aggregate number of shares of common stock, $0.0001 par value per share (the “Buyer Common Stock”) as shall represent 3.437% of the issued and outstanding shares of “Buyer Fully-Diluted Common Stock” (herein defined) immediately prior to the Buyer IPO, based on a valuation of all Buyer Fully-Diluted Common Stock immediately prior to the Buyer IPO of not less than (USD) Fifty Million Dollar ($50,000,000) (the “Minimum Market Valuation”). In the event that for any reason, the Minimum Market Valuation in the Buyer IPO shall be less than (USD) $50,000,000, the percentage of the Buyer Fully-Diluted Common Stock represented by the Buyer Shares shall be proportionately increased. The term “Buyer Fully-Diluted Common Stock” shall mean the collective reference to (i) all issued and outstanding Buyer Common Stock, (ii) all issued and outstanding Buyer preferred or preference shares (if any), (iii) all Common Stock as may be issuable upon the exercise of all warrants, stock options or other rights granted to any Person to purchase such Buyer Common Stock, and (iv) all Buyer Common Stock that may be issued upon conversion into Buyer Common Stock of notes, debentures, preferred stock or other securities convertible into such Buyer Common Stock.”

2. All of the other provisions of the Purchase Agreement, including without limitation, the provisions of Section 1.4 (Put Option; Lock Up Agreement and Trustee Instructions Agreement) shall continue to remain in full force and effect and are incorporated by this reference into this Agreement as though more fully set forth herein at length.

3. For the avoidance of doubt, it is hereby clarified that Buyer irrevocably assumes any and all liabilities, obligations and all actions to be taken by Boxlight Corporation (formerly, Logical Choice Corporation), according to the Purchase Agreement as if Buyer executed the Purchase Agreement as of October 31, 2014.

**********************

Signature page follows

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement on the date first above written.

Buyer:	BOXLIGHT CORPORATION
(formerly, Logical Choice Corporation)

	By:	/s/ Mark Elliott
	Name:	Mark Elliott
	Title:	Chief Executive Officer
Globisens Majority Shareholder:

/s/ Dovi Bruker
DOVI BRUKER

The Company:	GLOBISENS LTD.,

	By:	/s/ Dovi Bruker
	Name:	Dovi Bruker
	Title:	CEO